UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 17, 2008
(Date of earliest event reported)
FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 313-322-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 17, 2008, John R.H. Bond and Jorma Ollila have resigned from Ford’s Board of Directors. Mr. Bond and Mr. Ollila have significant responsibilities within their own companies in Europe and each has recently added new responsibilities in advising governmental entities during these difficult economic times. Mr. Bond and Mr. Ollila informed the Board of Directors that they believe they could not devote the additional time and international travel that would be required of them as the Company responds to the unprecedented external environment and rapidly changing auto industry.
In addition to his board duties, Mr. Bond served as a member of the Finance Committee of the board and served as a consultant and senior advisor to our Executive Chairman, William Clay Ford, Jr. Mr. Bond’s formal paid consultancy arrangement with the Company also terminates on October 17, 2008, although Mr. Bond may continue to act as an advisor to Mr. Ford on an informal, unpaid basis. Mr. Ollila served as a member of the Audit Committee and the Nominating and Governance Committee of the board.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)
Date: October 17, 2008	By:	/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary